UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        May 21, 2010

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:        (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e) On May 21, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of SMF Energy Corporation (the “Company”) approved an increase in the base salary of the Company’s principal financial officer, Michael S. Shore, Senior Vice President, Chief Financial Officer and Treasurer, from $210,000 to $238,000.  The Committee’s decision to increase Mr. Shore’s salary was based on a number of factors, including but not limited to Mr. Shore’s performance and critical role in the Company’s operations, his recent assumption of new duties and responsibilities for the Company, and competitive conditions for compensation of persons with similar experience, talent, skills and responsibilities in the south Florida market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2009	SMF ENERGY CORPORATION

	By:	/s/ Richard E. Gathright
Richard E. Gathright, Chief Executive
Officer and President